UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

China Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-119034	98-0432681
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Julianna Lu, BSc. MSc.
Chief Executive Officer

Legal Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89109-2001
 (Address of principal executive offices) (Zip Code)
Issuer’s telephone Number: 86-10-6280-9561

Mailing Address
Suite #601 – 110 Dai-Hou-Bei-Li, Hai-Dian-District, Beijing, PR China 100091
Issuer’s telephone Number: 86-10-6280-9561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountants

On March 6, 2009, China Holdings, Inc. and its subsidiaries   (the “Company”) have engaged  “Malone & Bailey, PC”  as an independent certified public accounting firm to audit the Company’s  year ended December 21, 2009’s financial statement.

During the Company’s two fiscal years ended December 31, 2007 and December 31, 2008, and during the subsequent interim period preceding,   the engagement of   “Malone & Bailey, PC”,  the Company did not consult with “Malone & Bailey, PC”  regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events described in Item 304(a)(2)(ii) of Regulation S-K.

During the most recent fiscal year and the subsequent interim period through  March 6, 2009, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-B.

Item 1.01   Entry into A Material Definitive Agreement

On March 7, 2009,  China Holdings, Inc. (the “Company”)’s BOARD has approved  the Company’s 800 Square Kilometers Land  & Real Estate Development Execution Plan & Strategy in Inner Mongolia, PR China. As China Holdings, Inc. has secured a Land Acquisition & Development, Land Right & Ownership Contract ("the Contract") with local municipal government, Inner Mongolia, P.R. China on Feb 27/28 2009 to exclusively acquire and develop a total of  800 Million Square Meters of  Lands (Residential, Commercial, Industrial and Recreation Lands) at the fixed prices of : 1) 100 Million Square Meters (City Centre) Lands at 58,000 Yuan (China Currency) per mu (1 Mu = 667 Square Meters), and 2). Additional 700 Million Square Meters at 100,000 Yuan per mu. The Contract allows the Company to acquire all or part of the 800 Million Square Meters of Lands (Residential, Commercial, Industrial and Recreation Lands) in the next seven (7) years exclusively with non-competition & non-solicit legal protection for the local inner Mongolia government.

The Value inherent in the China Holdings, Inc. unique position of The Land Acquisition & Development, Land Right & Ownership for the 800 Million Square Meters Lands of  Residential, Commercial, Industrial and Recreation Lands in Inner Mongolia PR China are truly extraordinary with multi-billions dollars values,  and the progress the Company has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential /profits of land /real estate/properties development in Inner Mongolia, China.

China Holdings, Inc.
800 Square Kilometers of Land for Real Estate Development

Phase I :  100 Square Kilometers of Land for Real Estate Development
China Las Vegas :  A New City in Inner Mongolia, PR China

On March 7, 2009,  China Holdings, Inc. (the “Company”)’s BOARD has approved  the Company’s 800 Square Kilometers Land  & Real Estate Development Execution Plan & Strategy in Inner Mongolia, PR China.

Julianna Lu/The Chairwoman/CEO of China Holdings, Inc. plans to develop the Phase I: 100 Square Kilometers parcel of land in Inner Mongolia into a new city with a planned initial population of one million people in 2009-2016. The first phase will involve creation of a visionary plan for the new city including commercial buildings, and residential development,  five star hotels, shopping centers, casinos, golf courses as well as horse racing facilities and recreation and entertainment facilities.  Julianna Lu/ The Chairwoman /CEO of  China Holdings, Inc. is intended that the new city will have a cosmopolitan flavour combining architecture from many of the world’s great cities including Las Vegas, Paris, London, Rome, Venice, Vancouver, Tokyo, New York and Hong Kong, etc. The land/city development is located near an existing brand-new airport, and served by advanced high speed railway and modern highway.  All of  the required basic infrastructure has already been built by the Chinese Government in later 2008. China Holdings, Inc. is intended that partial development parcels will be sold to major international real estate developers and  China Holdings, Inc. will strictly controlled the land development process so that an efficient, modern attractive world-class city will be created China Holdings, Inc. will also strictly controlling all the government &legal processing for land development. The 800 Sq KM land for development is located within 5 kilometers of a city centre and will be developed with a master plan according to international standards and developed in consultation with the government and international real estate groups. The Company will capture and capitalize the potential significant commercial, industrial, residential and recreational properties development opportunities. The Company expects to generate revenues & profits from its development for the Phase I: 100 square kilometers of real estate in late 2009 or early 2010.

China Holdings, Inc. is intended to develop the 800 Square Kilometers land in Three (3) Phases in next 1-10 years,  includes with Phase I: 100 Square Kilometers including with Phase IA (20 Square KM), Phase IB (30 Square KM), and Phase IC (50 Square KM), and Phase II for 200 Square Kilometers, and Phase III for 500 Square Kilometers.

China Holdings, Inc. will announce a master plan in early 2009, including Lands/City Planning, and Lands Architecture Designing/Lands Transactions, and Worldwide Marketing/Promotion, etc.) for the Phase I development: 100 Square Kilometers land development according to international standards and developed in consultation with the government and international real estate groups in next 3-4 months.  The Company is developing its new version website: www.chinaholding.net with all the updated land development and  new version of www.chinaholding.net will be opening to public in 2-3 months.

China Power, Inc.
2000 Megawatts Wind Power Plants/Projects Development
400 Square Kilometers Land

On  March 7, 2009, “China Holdings, Inc. “ (the “Company”) and its controlled subsidiary: China Power, Inc. have agreed that China Power, Inc. will keep the 100 Square Kilometers Land as the total 400 Square Kilometers Land to develop and construct China Power’s 2000 Megawatts Wind Power Plants/Projects in Inner Mongolia PR China in 2009-2013. China Power, Inc. focuses on Wind Power & Renewable Energy Power Plants/Projects Development, as the following summary:

China Power, Inc. focuses on its developing and construction of 2000 Megawatts Wind Power Plants/Projects on 400 Square Kilometers lands in Inner Mongolia, PR China in 2009 – 2013. China Power, Inc. has moved forward for THE 2000 MW WIND POWER PLANTS/PROJECTS DEVELOPMENT/CONSTRUCTIONS PLAN (2009-2013) in Inner Mongolia PR China with the following programs & plans:

1.
Conducting the "Wind Resources Monitoring Programs" in early 2009 for 6-12 months programs on 300 MW Wind Power Plants as Phase I Development/Plan. The company expects to break ground in 2009 for the initial 300 MW of wind power, to be completed in 2-3 years.

2.
Execute/Complete "Wind Turbines Supplying & Operation System" /Contracts with China Top Rank Wind Turbines’ Manufactures or/and Global Industrial Wind Turbines Manufactures/", and ensure the system with the following  features:

*
Wind Turbines (700 of 3.0MW or 600 of 3.6 MW): with the aim of reducing the cost per kWh, and lighter, Stronger towers and ground-breaking nacelle design which produces more power from less weight with efficiency, economic, effectiveness.

*
Wind  Farm Operation Systems (Advanced) with the features of  Real-time active and reactive power control of the entire wind power plant; Control and monitoring of wind turbines, meteorology ,instruments and substations; Plant performance summaries in both text and graphical form; Comprehensive report generator module;  Productivity presentations; Availability calculations; Instant online data from any turbine: Status, power, wind speed, voltage current, temperatures and alarms; 10-minute averaged data, including mean values, standard deviations, minimum and maximum values; Advanced power curve presentations, including power curves, scatter curves, reference and wind distribution curves from multiple units; User-friendly graphical user interface based  on Windows standards; Client connection manager for access to multiple power plants; Secure login with customisable access profiles; Remote control of a single wind turbine or a group of  turbines.

3.
Complete “EPC Contracts” with China-National Top Rank Engineering Firms or/and Top-Global Engineering Firms (“EPC": Project Planning and Design, Project management, engineering, procurement and construction expertise) to construct the Company’s 2000 Megawatts Wind Power Plants/Projects in Inner Mongolia PR China on a turnkey basis/solution, and with upset price guarantees and fixed wind turbines installation & construction completion timetables.  “EPC” Completion Wind Turbines Installations and Manufacturing “2000 MW WIND POWER PLANTS/PROJECTS” on 400 Square KM Lands in Inner Mongolia PR China in 2-4 years approximately.

China Power, Inc.’s 2000 Megawatts Wind Farm Power Plants are legally financially protected by Local Chinese Government & China New Renewable Energy Policies & Laws to wind energy producers and developers. Under the China Renewable Energy Laws and Registrations, the China State Power Grid has agreed to purchase 100% of the power generated by the company’s wind power plants (2,000 MW) at 0.55 Yuan per kilowatt hour or approximately $0.08 per kilowatt hour, with a 4% increase annually for 25-30 years with additional guaranteed extension terms..
China Power expects total gross revenue of 2,750 Million Yuan (2,000,000 Kilowatts x 2500 Hours x 0.55 Yuan/Kwh) in 4 -5 years upon 2,000 MW Wind Farm Power Plants in full production. The value inherent in the China Power's unique position through its 2000 MW Wind Power Plants/Projects is truly extraordinary, and the progress the
China Power has made on its initiatives for the coming years signals the ability to capitalize on the underlying potential of renewable energy power plants & industry in China, or/and worldwide.

China Holdings, Inc. and Controlled Subsidary: China Power, Inc. are developing its new version website: www.chinapower.us  with all the updated wind power &biomass power development and new version of www.chinapower.us will be opening to public in 3-4 months.

China Power, Inc.
250 Megawatts – 5 Biomass Power Plants

China Power will consolidate/develop its construction plan/execution  on its five 50 MW biomass power plants, for a total of 250 MW in Hebei, Hunan, AnHui and Inner Mongolia Provinces, PR China in 2009-2013. China Power has completed two (2) Biomass Plants/projects’feasibility studies in 2008 via: China Electric & Design Institute, owned/controlled by China National Mechanical & Industrial Minister (“CEI”) (China-National-Top-Rank (6) Engineering Firm). However, due to current world economy crisis, China Power & CEI expect to reduce 20%-30% total construction cost from 600 millions RMB down to 400 millions RMB for each 50 MW biomass plants/projects. China Power have also completed three (3) fuel analysis completed for three biomass plants/projects. China Power expects to break ground on the biomass projects in 2009, with completion in 24 to 36 months. Under China Renewable Energy Laws and Registrations, the China State Power Grid has agreed to purchase 100% of the electricity power generated by the company’s five biomass power plants at 0.60 Yuan per kilowatt hour or approximately $0.088 per kilowatt hour, with a 4% annual increase for 25 years, and additional guaranteed extension terms. China Power expects to reach a total of gross revenue: 900 millions RMB = 5 x 50,000 KW x 6000 Hours x 0.60 Yuan in 4 -5 years upon 250 MW -5 Biomass  Power Plants in full production. The net income is estimated as 45% of the total gross revenue.

China Power, Inc.
Hydropower Potential

China Power has been pursuing potential acquisitions in hydropower plants, but the “China renewable energy policy does not support hydropower as much” as compared to biomass and wind power.  Current hydropower purchase agreements only guarantee a price of 0.20 to 0.35 Yuan per kilowatt.  As a result, acquiring small hydropower facilities is currently not as attractive as developing other renewable energy facilities.  If government guarantees for hydropower electricity changes, China Holdings/China Power is ready to pursue hydropower acquisitions.  Julianna Lu/The Founder/CEO of China Holdings, Inc./China Power, Inc. states that hydropower “opportunities are still there for China Holdings” and the company “may complete an acquisition in 2009”

RISK FACTORS

Financing

To encourage development of renewable energy, the Chinese government has established a policy to “guarantee loans for up to 65% of renewable energy” projects, including wind energy and biomass energy.  China Holdings plans to utilize the government backed loans in developing its wind power and biomass projects.  There can be no assurance that the company will be successful in equity financing.  Capital Required
The total cost for the first phase of the wind project (300 MW) will be approximately $310 million ($US).  For the biomass projects, each 50 MW is expected to cost approximately 400 million Yuan or $59 million ($US).  We expect the company to finance 35% of each project with equity.  Total equity capital required to build the first phase of the wind project and the initial biomass project is approximately $129 million ($US).  We believe the company is likely to raise capital in stages and develop the renewable energy projects accordingly.Share StructureAs December 31, 2008, China Holdings, Inc. had a total 333,673,669 fully diluted common stocks/options/warrants outstanding and 2,500,000 shares of Series “A” Preferred Stock, combined with a total of 186,600,000 common shares outstanding, approximately 30,000,000 shares in the public float, and 147,073,669 options and warrants outstanding. China Power, Inc. is a subsidiary that is controlled by China Holdings, Inc.

ITEM 9.01 Financial Statements and Exhibits.
(a)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Holdings, Inc.

Date: March 10, 2009	By:	/s/ Julianna Lu
Julianna Lu
Chief Executive Officer Chairperson of The Board Directors